Exhibit 99.1

Bionano Genomics to Report Third Quarter 2020 Financial Results and Host a Conference Call and Webcast on November 12

SAN DIEGO, October 15, 2020 – Bionano Genomics, Inc. (NASDAQ: BNGO), a life sciences company that develops and markets Saphyr®, a platform for ultra-sensitive and ultra-specific structural variation detection in genome analysis, and through its Lineagen CLIA services business offers a menu of diagnostic services for diagnosing pediatric neuro developmental disorders, including autism spectrum disorder, today announced that it will host a conference call and live webcast on Thursday, November 12, 2020 at 4:30 p.m. Eastern Time to report financial results for its third quarter ended September 30, 2020.

On the call, Erik Holmlin, Ph.D., Bionano’s chief executive officer, will provide an update on the business and the progress of the Lineagen integration, including describing the strategic role that Lineagen plays in advancing the Bionano strategy. Chris Stewart, Bionano’s chief financial officer, who joined the company from Tesla on September 1, will review the financial details for the third quarter and update the outlook.

Dr. Holmlin commented, “I look forward to giving an update on the progress we are making in all areas of the business. In addition, on a preliminary basis, I am pleased to report that we currently anticipate our revenue for the third quarter to be in the range of $1.9 million to $2.3 million, in line with analyst expectations.”

Conference Call & Webcast Details
Date:	Thursday November 12th
Time:	4:30 p.m. Eastern Time
Toll Free:	877-407-0784
International:	201-689-8560
Conference ID:	13712129
Webcast:	http://public.viavid.com/index.php?id=142056

To access the call, participants should dial the applicable telephone number above at least 5 minutes prior to the start of the call. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

About Bionano Genomics
Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing, and providing diagnostic testing for those with autism spectrum disorder (ASD) and other neurodevelopmental disabilities through its Lineagen business. Bionano’s Saphyr system is a platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. Lineagen has been providing genetic testing services to families and their healthcare providers for over nine years and has performed over 65,000 tests for those with neurodevelopmental concerns. For more information, visit www.bionanogenomics.com or www.lineagen.com.

Our revenue expectations for the third quarter are preliminary, unaudited and are subject to adjustment in the course of our ongoing internal control and review procedures.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our integration of Lineagen into the combined business; our expectations regarding our financial performance; and Bionano’s strategic plans. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive products; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; the loss of key members of management and our commercial team; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
+1 (617) 430-7577
arr@lifesciadvisors.com

Media Contact:
Darren Opland, PhD
LifeSci Communications
+1 (617) 733-7668
darren@lifescicomms.com